UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)   May 1, 2005
                                                      ----------------

CYCLE COUNTRY ACCESSORIES CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

       NEVADA                      	333-68570             42-1523809
----------------------------      ----------------     ---------------------
(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


2188 Highway 86 Milford, Iowa  51351
---------------------------------------------------------------
(Address of principal executive offices)


Registrant's telephone number, including area code    (712) 338-2701

                                                      --------------













ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 1, 2005, Cycle Country Accessories Corp. through a wholly owned subsidiary took formal possession of Simonsen Iron Works pursuant to the previously announced Merger Agreement. Pursuant to the terms of the Agreement, in exchange for 100% of the outstanding shares of Simonsen, the existing shareholders of Simonsen received cash consideration of $7,000,000 and $8,000,000 worth of the registrant's common stock. The shares of common stock will be valued at the greater of: (a) the average of the closing prices for registrant's common stock as reported by the American Stock Exchange for each of the 30 consecutive trading days beginning on the 31st calendar day after the Closing Date and ending on the 30th trading day thereafter ("Pricing Period") and (b) $6.65. The registrant has also entered into a Registration Rights Agreement with the shareholders of Simonsen and agreed to register the shares of common stock for resale. The Agreement and Plan of Merger is attached hereto as Exhibit 10.1 and the Registration Rights Agreement is attached hereto as Exhibit 10.2.

ITEM 8.01.  OTHER EVENTS.

On May 2, 2005, Cycle Country Accessories Corp. issued a press release titled: "Cycle Country Completes Acqusition of Simonsen Iron Works,
Deal solidifies 25-year working relationship". The text of this press release can be reviewed in its entirety under the attached Exhibit 99.05


ITEM  9.01.  FINANCIAL  STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report of For, 8-K is due.


(c)	Exhibits

10.1	Agreement and Plan of Merger by and among Cycle Country Accessories
Corp., a Nevada corporation, its wholly owned subsidiary Cycle Country Accessories Corporation, an Iowa corporation, Simonsen Iron Works,
Inc., an Iowa corporation, and Simonsen's stockholders.

10.2 Registration Rights Agreement.

99.06           Press Release dated May 2, 2005.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CYCLE COUNTRY ACCESSORIES CORP.

Date   May 5, 2005
    ------------------------------

                                             By: /s/ Ronald C. Hickman
                                    		--------------------------
                                     		Ronald C. Hickman
                                     		Principal Executive Officer,
                                     		President and Director